Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Third-Quarter 2024 Financial Results
NEWS SUMMARY
▪Third-quarter revenue of $13.3 billion.
▪Third-quarter GAAP earnings (loss) per share (EPS) attributable to Intel was $(3.88); non-GAAP EPS attributable to Intel was $(0.46).
▪$(3.89) impact to GAAP EPS attributable to Intel from $15.9 billion of impairment charges and $2.8 billion of restructuring charges; $(0.63) impact to non-GAAP EPS attributable to Intel from $3.1 billion of impairment charges.
▪Making significant progress on plan to deliver $10 billion in cost reductions in 2025.
▪Forecasting fourth-quarter 2024 revenue of $13.3 billion to $14.3 billion; expecting fourth-quarter GAAP EPS attributable to Intel of $(0.24); non-GAAP EPS attributable to Intel of $0.12.

SANTA CLARA, Calif., – Intel Corporation today reported third-quarter 2024 financial results.

“Our Q3 results underscore the solid progress we are making against the plan we outlined last quarter to reduce costs, simplify our portfolio and improve organizational efficiency. We delivered revenue above the midpoint of our guidance, and are acting with urgency to position the business for sustainable value creation moving forward,” said Pat Gelsinger, Intel CEO. “The momentum we are building across our product portfolio to maximize the value of our x86 franchise, combined with the strong interest Intel 18A is attracting from foundry customers, reflects the impact of our actions and the opportunities ahead.”

“Restructuring charges meaningfully impacted Q3 profitability as we took important steps toward our cost reduction goal,” said David Zinsner, Intel CFO. “The actions we took this quarter position us for improved profitability and enhanced liquidity as we continue to execute our strategy. We are encouraged by improved underlying trends, reflected in our Q4 guidance."
Q3 2024 Financial Highlights

	GAAP			Non-GAAP
	Q3 2024	Q3 2023	vs. Q3 2023	Q3 2024	Q3 2023	vs. Q3 2023
Revenue ($B)	$13.3	$14.2	down 6%
Gross Margin	15.0%	42.5%	down 27.5 ppts	18.0%	45.8%	down 27.8 ppts
R&D and MG&A ($B)	$5.4	$5.2	up 4%	$4.8	$4.6	up 4%
Operating Margin	(68.2)%	(0.1)%	down 68.1 ppts	(17.8)%	13.6%	down 31.4 ppts
Tax Rate	(87.0)%	696.2%	n/m*	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$(16.6)	$0.3	n/m*	$(2.0)	$1.7	n/m*
Earnings (loss) Per Share Attributable to Intel	$(3.88)	$0.07	n/m*	$(0.46)	$0.41	n/m*
In the third quarter, the company generated $4.1 billion in cash from operations and paid dividends of $0.5 billion.

*Not meaningful

Exhibit 99.1

Q3 2024 Restructuring and Impairment Charges
In the third quarter, the company made significant progress on its $10 billion cost reduction plan. The plan aims to drive operational efficiency and agility, accelerate profitable growth and create capacity for ongoing strategic investment in technology and manufacturing leadership. These initiatives include structural and operating realignment across the company, alongside reductions in headcount, operating expenses and capital expenditures. As a result of these actions, the company recognized $2.8 billion in restructuring charges in Q3 2024, $528 million of which are non-cash charges and $2.2 billion of which will be cash settled in the future.
Intel's third quarter results were also materially impacted by the following charges:
•$3.1 billion of charges, substantially all of which were recognized in cost of sales, related to non-cash impairments and the acceleration of depreciation for certain manufacturing assets, a substantial majority of which related to the Intel 7 process node, based upon an evaluation of current process technology node capacities relative to projected market demand for Intel products and services;
•$2.9 billion of non-cash charges associated with the impairment of goodwill for certain reporting units – primarily the Mobileye reporting unit – as well as certain acquired intangible assets; and
•$9.9 billion of non-cash charges related to the establishment of a valuation allowance against U.S. deferred tax assets.
The restructuring charges of $2.8 billion and the asset impairment charges, including the allowance against our deferred tax assets, and accelerated depreciation of $15.9 billion increased GAAP loss per share attributable to Intel by $3.89. The restructuring charges, impairments of goodwill and intangible assets, and deferred tax asset valuation allowance had no impact on non-GAAP loss per share attributable to Intel. The impairment charges and accelerated depreciation for certain manufacturing assets of $3.1 billion increased GAAP and non-GAAP loss per share attributable to Intel by $0.57 and $0.63 per share, respectively. These charges were not incorporated into the guidance Intel provided for the third quarter of 2024.

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Business Unit Summary
In October 2022, Intel announced an internal foundry operating model, which took effect in the first quarter of 2024 and created a foundry relationship between its Intel Products business (collectively CCG, DCAI and NEX) and its Intel Foundry business (including Foundry Technology Development, Foundry Manufacturing and Supply Chain and Foundry Services, formerly IFS). The foundry operating model is designed to reshape operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. In furtherance of Intel's internal foundry operating model, Intel announced in the third quarter of 2024 its intent to establish Intel Foundry as an independent subsidiary. The company also previously announced its intent to operate Altera® as a standalone business beginning in the first quarter of 2024. Altera was previously included in DCAI's segment results. As a result of these changes, the company modified its segment reporting in the first quarter of 2024 to align to this new operating model. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors its operating segment performance starting in fiscal year 2024. There are no changes to Intel’s consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q3 2024	vs. Q3 2023
Intel Products:
Client Computing Group (CCG)	$7.3 billion	down	7%
Data Center and AI (DCAI)	$3.3 billion	up	9%
Network and Edge (NEX)	$1.5 billion	up	4%
Total Intel Products revenue	$12.2 billion	down	2%
Intel Foundry	$4.4 billion	down	8%
All other:
Altera	$412 million	down	44%
Mobileye	$485 million	down	8%
Other	$142 million	down	24%
Total all other revenue	$1,039 million	down	28%
Intersegment eliminations	$(4.3) billion
Total net revenue	$13.3 billion	down	6%
Intel Products Highlights
▪Intel announced plans with AMD to create the x86 Ecosystem Advisory Group, bringing together leaders from across the industry to help shape the future of x86. The Ecosystem Advisory Group is focused on simplifying software development, ensuring interoperability and interface consistency across vendors and providing developers with standard architectural tools and instructions. Broadcom, Dell, Google, HPE, HP Inc., Lenovo, Meta, Microsoft, Oracle, Red Hat have signed on as founding members.
▪CCG: Intel continues to lead the AI PC category and is on track to ship more than 100 million AI PCs by the end of 2025. In September, Intel launched its Intel® Core™ Ultra 200V series processors, code-named Lunar Lake, delivering several more hours of battery life and gains in performance, graphics and AI. This month, Intel launched the new Intel® Core™ Ultra 200S processors, code-named Arrow Lake, that will scale AI PC capabilities to desktop platforms and usher in the first enthusiast desktop AI PCs.
▪DCAI: Intel launched Intel® Xeon®, doubling the performance of the prior generation with increased core counts, memory bandwidth, and embedded AI acceleration. Intel also launched its Intel® Gaudi® 3 AI accelerators, delivering twice the networking bandwidth and 1.5x the memory bandwidth of its predecessor for large language model efficiency. IBM and Intel announced a global collaboration to deploy Intel Gaudi 3 AI accelerators as a service on IBM Cloud, aiming to help more cost-effectively scale enterprise AI and drive innovation underpinned with security and resiliency.
•NEX: Intel achieved a significant design win earlier this month with KDDI, a major global telecom, announcing its selection of Samsung's vRAN 3.0 solution powered by 4th Gen Intel® Xeon® Scalable processors with Intel vRAN Boost.

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Intel Foundry Highlights
▪Intel’s fifth node in four years, Intel 18A, will complete a historic pace of design and process innovation, returning Intel to process leadership. Intel 18A is healthy and continues to progress well, and the company’s two lead products, Panther Lake for client and Clearwater Forest for servers, have met early Intel 18A milestones ahead of next year's launches.
▪Intel and Amazon Web Services (AWS) are finalizing a multi-year, multi-billion-dollar commitment to expand the companies' existing partnership to include a new custom Xeon 6 chip for AWS on Intel 3 and a new AI fabric chip for AWS on Intel 18A.
▪The Biden-Harris Administration announced that Intel was awarded up to $3 billion in direct funding under the CHIPS and Science Act for the Secure Enclave program. The program is designed to expand the trusted manufacturing of leading-edge semiconductors for the U.S. government and fortify the domestic semiconductor supply chain.
▪Intel announced its intention to establish Intel Foundry as an independent subsidiary. This structure provides clearer separation for external foundry customers and suppliers between Intel Foundry and Intel Products. It also gives Intel future flexibility to evaluate independent sources of funding and optimize the capital structure of Intel Foundry and Intel Products.
Business Outlook
Intel's guidance for the fourth quarter of 2024 includes both GAAP and non-GAAP estimates as follows:

Q4 2024	GAAP	Non-GAAP
Revenue	$13.3-14.3 billion
Gross Margin	36.5%	39.5%
Tax Rate	(50)%	13%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.24)	$0.12

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlook are based on the mid-point of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its third quarter of 2024. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.
Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, Smart Capital strategy, partnerships with Apollo and Brookfield, internal foundry model, updated reporting structure, and AI strategy;
▪projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
▪projected costs and yield trends;

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▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
▪investment plans and impacts of investment plans, including in the US and abroad;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;
▪our anticipated growth, future market share, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
▪expectations regarding government incentives;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;
▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪implementing new business strategies and investing in new businesses and technologies;
▪changes in demand for our products;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;

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▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain, and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our significantly reduced return of capital in recent years;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and
▪other risks and uncertainties described in this release, our 2023 Form 10-K, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Sep 28, 2024	Sep 30, 2023
Net revenue	$13,284	$14,158
Cost of sales	11,287	8,140
Gross margin	1,997	6,018
Research and development	4,049	3,870
Marketing, general, and administrative	1,383	1,340
Restructuring and other charges	5,622	816
Operating expenses	11,054	6,026
Operating income (loss)	(9,057)	(8)
Gains (losses) on equity investments, net	(159)	(191)
Interest and other, net	130	147
Income (loss) before taxes	(9,086)	(52)
Provision for (benefit from) taxes	7,903	(362)
Net income (loss)	(16,989)	310
Less: net income (loss) attributable to non-controlling interests	(350)	13
Net income (loss) attributable to Intel	$(16,639)	$297
Earnings (loss) per share attributable to Intel—basic	$(3.88)	$0.07
Earnings (loss) per share attributable to Intel—diluted	$(3.88)	$0.07

Weighted average shares of common stock outstanding:
Basic	4,292	4,202
Diluted	4,292	4,229

	Three Months Ended
(In Millions; Unaudited)	Sep 28, 2024	Sep 30, 2023
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,292	4,202
Dilutive effect of employee equity incentive plans	—	27
Weighted average shares of common stock outstanding—diluted	4,292	4,229

Other information:
(In Thousands; Unaudited)	Sep 28, 2024	Jun 29, 2024	Sep 30, 2023
Employees
Intel	115.0	116.5	116.6
Mobileye and other subsidiaries	5.4	5.3	4.8
NAND[1]	3.7	3.5	3.8
Total Intel	124.1	125.3	125.2

[1] Employees of the NAND memory business, which we divested to SK hynix on completion of the first closing on December 29, 2021 and fully deconsolidated in Q1 2022. Upon completion of the second closing of the divestiture, which remains pending and subject to closing conditions, the NAND employees will be excluded from the total Intel employee number.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions; Unaudited)	Sep 28, 2024	Dec 30, 2023
Assets
Current assets:
Cash and cash equivalents	$8,785	$7,079
Short-term investments	15,301	17,955
Accounts receivable, net	3,121	3,402
Inventories
Raw materials	1,434	1,166
Work in process	6,971	6,203
Finished goods	3,657	3,758
	12,062	11,127
Other current assets	6,868	3,706
Total current assets	46,137	43,269

Property, plant, and equipment, net	104,248	96,647
Equity investments	5,496	5,829
Goodwill	24,680	27,591
Identified intangible assets, net	3,975	4,589
Other long-term assets	9,006	13,647
Total assets	$193,542	$191,572

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	11,074	8,578
Accrued compensation and benefits	5,015	3,655
Short-term debt	3,765	2,288
Income taxes payable	2,440	1,107
Other accrued liabilities	12,865	12,425
Total current liabilities	35,159	28,053

Debt	46,471	46,978
Other long-term liabilities	7,048	6,576
Stockholders’ equity:
Common stock and capital in excess of par value, 4,309 issued and outstanding (4,228 issued and outstanding as of December 30, 2023)	50,665	36,649
Accumulated other comprehensive income (loss)	(185)	(215)
Retained earnings	49,052	69,156
Total Intel stockholders' equity	99,532	105,590
Non-controlling interests	5,332	4,375
Total stockholders' equity	104,864	109,965
Total liabilities and stockholders’ equity	$193,542	$191,572

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Nine Months Ended
(In Millions; Unaudited)	Sep 28, 2024	Sep 30, 2023

Cash and cash equivalents, beginning of period	$7,079	$11,144
Cash flows provided by (used for) operating activities:
Net income (loss)	(19,080)	(985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	7,651	5,753
Share-based compensation	2,759	2,433
Restructuring and other charges	3,626	718
Amortization of intangibles	1,081	1,336
(Gains) losses on equity investments, net	75	47
Deferred taxes	6,368	(1,376)
Impairments and net (gain) loss on retirement of property, plant, and equipment	2,290	(87)
Changes in assets and liabilities:
Accounts receivable	282	1,290
Inventories	(969)	1,758
Accounts payable	566	(1,082)
Accrued compensation and benefits	1,384	(1,171)
Income taxes	(930)	(1,300)
Other assets and liabilities	20	(487)
Total adjustments	24,203	7,832
Net cash provided by (used for) operating activities	5,123	6,847
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(18,110)	(19,054)
Proceeds from capital-related government incentives	725	649
Purchases of short-term investments	(31,519)	(37,287)
Maturities and sales of short-term investments	34,268	36,725
Other investing	144	244
Net cash provided by (used for) investing activities	(14,492)	(18,723)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	7,349	—
Repayment of commercial paper	(7,349)	(3,944)
Payments on finance leases	—	(96)
Partner contributions	12,278	1,106
Proceeds from sales of subsidiary shares	—	2,423
Issuance of long-term debt, net of issuance costs	2,975	11,391
Repayment of debt	(2,288)	(423)
Proceeds from sales of common stock through employee equity incentive plans	986	1,037
Payment of dividends to stockholders	(1,599)	(2,561)
Other financing	(1,277)	(580)
Net cash provided by (used for) financing activities	11,075	8,353
Net increase (decrease) in cash and cash equivalents	1,706	(3,523)
Cash and cash equivalents, end of period	$8,785	$7,621

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Sep 28, 2024	Sep 30, 2023
Operating segment revenue:
Intel Products:
Client Computing Group
Desktop	$2,070	$2,753
Notebook	4,888	4,503
Other	372	611
	7,330	7,867
Data Center and AI	3,349	3,076
Network and Edge	1,511	1,450
Total Intel Products revenue	$12,190	$12,393

Intel Foundry	$4,352	$4,732
All other
Altera	412	735
Mobileye	485	530
Other	142	187
Total all other revenue	1,039	1,452
Total operating segment revenue	$17,581	$18,577
Intersegment eliminations	(4,297)	(4,419)
Total net revenue	$13,284	$14,158

Segment operating income (loss):
Intel Products:
Client Computing Group	$2,722	$2,780
Data Center and AI	347	391
Network and Edge	268	100
Total Intel Products operating income (loss)	$3,337	$3,271

Intel Foundry	$(5,844)	$(1,407)
All Other
Altera	9	263
Mobileye	78	170
Other	(42)	(198)
Total all other operating income (loss)	$45	$235
Total segment operating income (loss)	$(2,462)	$2,099
Intersegment eliminations	(79)	5
Corporate unallocated expenses	(6,516)	(2,112)
Total operating income (loss)	$(9,057)	$(8)

For information about our operating segments, including the nature of segment revenues and expenses, and a reconciliation of our operating segment revenue and operating income (loss) to our consolidated results, refer to our Form 10-K filed on January 26, 2024, Form 8-K furnished on April 2, 2024 and 10-Q filed on October 31, 2024.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. These non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related effects to income taxes and net income (loss) attributable to non-controlling interests effects. Income tax effects are calculated using a fixed long-term projected tax rate of 13% across all adjustments. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance. Non-GAAP adjustments attributable to non-controlling interests are calculated by adjusting for the minority stockholder portion of non-GAAP adjustments we make for relevant acquisition-related costs, share-based compensation, restructuring and other charges, and income tax effects, as applicable to each majority-owned subsidiary.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges
Restructuring charges are costs associated with a restructuring plan and are primarily related to employee severance and benefit arrangements. Q3 2024 includes charges associated with the 2024 Restructuring Plan primarily comprised of cash-based employee severance and benefit arrangements, and cash and non-cash charges related to real estate exits and consolidations, as well as non-cash construction in progress asset impairments resulting from business exit activities. Other charges include periodic goodwill and asset impairments, and other costs associated with certain non-core activities. Q3 2024 includes non-cash charges resulting from the impairment of goodwill and certain acquired intangible assets. Q3 2023 includes two legal related fees, which we do not expect to recur, relating to an EC-imposed fine and a termination fee relating to Tower.
We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the gains (losses) from the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Deferred tax assets valuation allowances	A non-cash charge recorded to provision for (benefit from) income taxes related to a discreet valuation allowance recorded against our US deferred tax assets.	We excluded a discrete non-cash charge in Q3 2024 related to a valuation allowance established against our US deferred tax assets due to a historical cumulative loss for GAAP purposes. We excluded the discreet valuation allowance when calculating certain non-GAAP measures as there is no such historical cumulative loss on a non-GAAP basis; and because of the size of the charge, the adjustment facilitates a useful evaluation of our core operating performance and comparisons to our past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) purchases of property, plant, and equipment, including purchases where the vendor has extended payment terms to us, net of proceeds from capital-related government incentives and partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.

Intel/Page 13

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

Intel/Page 14
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Sep 28, 2024	Sep 30, 2023
GAAP gross margin	$1,997	$6,018
Acquisition-related adjustments	224	301
Share-based compensation	172	164
Non-GAAP gross margin	$2,393	$6,483
GAAP gross margin percentage	15.0%	42.5%
Acquisition-related adjustments	1.7%	2.1%
Share-based compensation	1.3%	1.2%
Non-GAAP gross margin percentage	18.0%	45.8%
GAAP R&D and MG&A	$5,432	$5,210
Acquisition-related adjustments	(42)	(43)
Share-based compensation	(628)	(608)
Non-GAAP R&D and MG&A	$4,762	$4,559
GAAP operating income (loss)	$(9,057)	$(8)
Acquisition-related adjustments	266	344
Share-based compensation	800	772
Restructuring and other charges	5,622	816
Non-GAAP operating income (loss)	$(2,369)	$1,924
GAAP operating margin	(68.2)%	(0.1)%
Acquisition-related adjustments	2.0%	2.4%
Share-based compensation	6.0%	5.5%
Restructuring and other charges	42.3%	5.8%
Non-GAAP operating margin	(17.8)%	13.6%
GAAP tax rate	(87.0)%	696.2%
Deferred tax assets valuation allowance	121.0%	—%
Income tax effects	(21.0)%	(683.2)%
Non-GAAP tax rate	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$(16,639)	$297
Acquisition-related adjustments	266	344
Share-based compensation	800	772
Restructuring and other charges	5,622	816
(Gains) losses on equity investments, net	159	191
(Gains) losses from divestiture	(39)	(36)
Adjustments attributable to non-controlling interest	(344)	(18)
Deferred tax assets valuation allowances	9,925	—
Income tax effects	(1,726)	(627)
Non-GAAP net income (loss) attributable to Intel	$(1,976)	$1,739

Intel/Page 15

	Three Months Ended
(In Millions, Except Per Share Amounts)	Sep 28, 2024	Sep 30, 2023
GAAP earnings (loss) per share attributable to Intel—diluted	$(3.88)	$0.07
Acquisition-related adjustments	0.06	0.08
Share-based compensation	0.19	0.18
Restructuring and other charges	1.31	0.19
(Gains) losses on equity investments, net	0.04	0.05
(Gains) losses from divestiture	(0.01)	(0.01)
Adjustments attributable to non-controlling interest	(0.08)	—
Deferred tax assets valuation allowance	2.31	—
Income tax effects	(0.40)	(0.15)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$(0.46)	$0.41

GAAP net cash provided by (used for) operating activities	$4,054	$5,824
Net purchase of property, plant, and equipment	(6,756)	(4,881)
Payments on finance leases	—	—
Adjusted free cash flow	$(2,702)	$943
GAAP net cash provided by (used for) investing activities	$(2,764)	$(7,394)
GAAP net cash provided by (used for) financing activities	$(3,792)	$842

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q4 2024 Outlook[1]
Approximately
GAAP gross margin percentage	36.5%
Acquisition-related adjustments	1.6%
Share-based compensation	1.4%
Non-GAAP gross margin percentage	39.5%

GAAP tax rate	(50)%
Income tax effects	63%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.24)
Acquisition-related adjustments	0.06
Share-based compensation	0.17
Restructuring and other charges	0.08
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	—
Income tax effects	0.06
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$0.12

1 Non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range.

Intel/Page 17
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions)	Full-Year 2024	Full-Year 2025
	Approximately	Approximately

GAAP additions to property, plant and equipment (gross capital expenditures)	$25.0	$20.0 - $23.0
Proceeds from capital-related government incentives	(1.0)	(4.0 - 6.0)
Partner contributions, net	(13.0)	(4.0 - 5.0)
Non-GAAP net capital spending	$11.0	$12.0 - $14.0

GAAP R&D and MG&A		$20.0
Acquisition-related adjustments		(0.1)
Share-based compensation		(2.4)
Non-GAAP R&D and MG&A		$17.5

Contacts:

Kylie Altman
Investor Relations
1-916-356-0320
kylie.altman@intel.com

Sophie Won
Media Relations
1-408-653-0475
sophie.won@intel.com